Exhibit 3.28.2
NAVIOS CORPORATION
AMENDMENT NO. 1 TO BY-LAWS
As adopted on March 11, 2003
     The By-Laws of Navios Corporation, a Marshall Islands corporation (the “Corporation’’), shall be amended, pursuant to Article IX, Section 2, of the By-Laws, as follows:
     1. Article III, Section 1, shall be deleted and replaced in its entirety with the following language, which shall serve as the new Article III, Section 1:
Section 1. Number. The affairs, business and property of the Corporation shall be managed by a Board of Directors to consist of at least one director. Within the limits fixed by the By-Laws, the number of directors may be determined either by the vote of a majority of the entire Board or by vote of the shareholders. The directors need not be residents of the Marshall Islands or shareholders of the Corporation.
     2. Article IX, Section 2, shall be deleted and replaced in its entirety with the following language, which shall serve as the new Article IX, Section 2:
Section 2. By the Directors. If the Articles of Incorporation so provide, these By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the entire Board, subject, however, to the power of the shareholders to alter, amend or repeal any By-Laws as adopted.
     Except as expressly modified by this Amendment, all terms, conditions and provisions of these By-Laws shall continue in full force and effect as set forth in these By-Laws.
Dated: March 11, 2003

NEW NAVIOS ACQUISITION CORPORATION
BY-LAWS
As Adopted: October 28, 1999
ARTICLE I
OFFICES
     The principal place of business of the Corporation shall be at such place or places as the Directors shall from time to time determine The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors may from time to time appoint or the business of the Corporation may require.
ARTICLE II
SHAREHOLDERS
     Section 1. Annual Meeting: The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board of Directors may determine for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.
     Section 2. Special Meeting: Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the order of the Board of Directors or by the President or Secretary or an Assistant Secretary whenever required in writing to do so by shareholders owning not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed special meeting. Such meetings shall be held at such place and on a date and at such time as may be designated in the notice thereof by the officer of the Corporation calling any such meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice.
     Section 3. Notice of Meetings: Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telefax, telegraph, cablegram, telex, or teleprinter at least fifteen but not more than sixty days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him. If the Corporation shall issue any class of bearer shares, notice for all meetings shall be given in the manner provided in the Articles of Incorporation.
Section 4. Quorum: At all meetings of shareholders, except as otherwise expressly provided by law, there must be present either in person or by proxy shareholders holding at least 60% of the common shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 5. Voting: If a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders. At any meeting of shareholders each shareholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise such voting right either in person or by proxy. Any action required to permitted to be taken at a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 6. Fixing of Record Date: The Board of Directors may fix a time not more than sixty nor less than fifteen days prior to the date of any meeting of shareholders, or more than sixty days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.
ARTICLE III
DIRECTORS
     Section 1. Number: The affairs, business, and property of the corporation shall be managed by a Board of Directors to consist of 6 voting Directors plus 2 non-voting Directors. Within the limits fixed by these By-Laws and subject to any applicable Shareholders Agreement, the number of Directors may be determined either by the vote of a majority of the entire Board or by vote of the shareholders. The Directors need not be residents of the Marshall Islands nor shareholders of the Corporation. Corporations may, to the extent permitted by law, be elected Directors.
     Section 2. How Elected: Except as otherwise provided by law, by Section 4 of this Article, or by any applicable Shareholders Agreement among all of the shareholders of the Corporation (the “Shareholders Agreement”), the Directors of the Corporation (other than the first Board of Directors if named in the Articles of Incorporation or designated by the incorporator or its proxy) shall be elected at the annual meeting of shareholders. Each Director shall be elected to serve until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office.
     Section 3. Removal: Except as may be provided in the Shareholders Agreement, any or all of the Directors may be removed, with or without cause, by a vote of the shareholders. Any Director may be removed for cause by action of the Board of Directors.
     Section 4. Vacancies: Vacancies in the Board of Directors occurring by death, resignation, creation of new directorships, failure of the shareholders to elect the whole Board at any annual election of Directors, or for any other reason, including removal of Directors for cause, may be filled either by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board, except as otherwise prescribed in the Shareholders Agreement, prescribed by law, or unless the articles of incorporation provide that such vacancies or newly created directorships shall be filled by vote of the shareholders.
     Section 5. Regular Meetings: Regular meetings of the Board of Directors may be held at such time and place as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

     Section 6. Special Meetings: Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the President, or any officer of the Corporation who is also a Director. The President or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any two Directors stating the time, place, and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.
     Section 7. Notice of Special Meetings: Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each Director at least forty-eight hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him personally (including by telephone) or if such notice be delivered to such Director by mail, telegraph, telefax, cablegram, telex, or teleprinter to his last known address. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.
     Section 8. Quorum: Four of the six voting Directors at the time in office, present in person or by proxy or by communication equipment, shall constitute a quorum for the transaction of business.
     Section 9. Voting: The vote of the majority of the Directors, present in person or by proxy, in communication by telefax or conference telephone, at a meeting at which a quorum is present shall be the act of the Directors; provided, however, that certain actions enumerated in the Articles of Incorporation and the Shareholders Agreement require a vote of four of the six voting directors. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board (excluding the non-voting directors) consent thereto in writing.
     Section 10. Compensation of Directors and Members of Committees: The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.
ARTICLE IV
OFFICERS

     Section 1. Number and Designation: The Board of Directors shall appoint either (a) a President, Secretary and Treasurer, or (b) a Managing Director and Secretary. In addition, the Board of Directors may appoint such other officers as it may deem necessary. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors. Officers of the corporation shall be natural persons except the secretary may be a corporate entity. Any two or more offices may be held by the same natural person.
     The officers shall be appointed annually by the Board of Directors at its first meeting following the annual election of Directors, but in the event of the failure of the Board to so appoint any officer, such officer may be appointed at any subsequent meeting of the Board of Directors. The salaries of the officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors. The Board of Directors may at any meeting appoint additional officers. Each officer shall hold office until the first meeting of the Board of Directors following the next annual election of Directors and until his successor shall have been duly appointed and qualified, except in the event of the earlier termination of his term of office, through death, resignation, removal or otherwise. Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.
     Section 2. President or Managing Director: The President or Managing Director shall be the chief executive officer of the Corporation and shall have general management of the affairs of the Corporation together with the powers and duties usually incident to the office of President or Managing Director, except as specifically limited by appropriate written resolution of the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. The President or Managing Director shall preside at all meetings of shareholders at which he is present and, if he is a Director, at all meetings of the Directors.
     Section 3. Treasurer: The Managing Director or, if there shall be no Managing Director, the Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board of Directors may designate, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him by the Board of Directors, Managing Director or President.

     Section 4. Secretary: The Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board of Directors, Managing Director or the President. If the Secretary is a corporation, the duties of the Secretary may be carried out by any duly authorized representative of such corporation.
     Section 5. Other Officers: Officers other than those treated in Section 2 through 4 of this Article shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or the President.
     Section 6. Bond: The Board of Directors shall have power to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may deem advisable.
ARTICLE V
CERTIFICATES FOR SHARES
     Section 1. Form and Issuance: The shares of the Corporation shall be represented by certificates in a form meeting the requirements of law and approved by the Board of Directors. Certificates shall be signed by the President, Managing Director, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.
     Section 2. Transfer: The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.
     Section 3. Loss of Stock Certificates: The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
ARTICLE VI
DIVIDENDS
     Section 1. Declaration and Form: Except as provided in the Articles of Incorporation and in the Shareholders Agreement, dividends may be declared in conformity with law by, and at the discretion of, the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, stock, or other property of the Corporation.
ARTICLE VII
CORPORATE SEAL
     Section 1. The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board of Directors may from time to time determine.
ARTICLE VIII
FISCAL YEAR
     Section 1. The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board of Directors may by resolution designate.
ARTICLE IX
AMENDMENTS
     Section 1. By the Shareholders: These By-Laws may be amended, added to, altered or repealed or new By-Laws may be adopted, at any meeting of shareholders of the Corporation by the affirmative vote of the holders of a majority of the stock present and voting at such meeting provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.
     Section 2. By the Directors: If the Articles of Incorporation so provide, these By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted, at any regular or special meeting of the Board of Directors by the affirmative vote of four of the six voting Directors, subject, however, to the power of the stockholders to alter, amend or repeal any By-Law as adopted.